UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 14, 2007
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:       (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;
                 Compensatory Arrangements of Certain Officers.
(b)
On February 14, 2007, William F. Massy, a member of the Board of Directors of Diebold, Incorporated (the “Corporation”), notified the Corporation that he would be retiring pursuant to the Corporation’s director retirement policy as set forth in its Corporate Governance Guidelines, and would therefore not be standing for re-election at the Corporation’s 2007 Annual Meeting of Shareholders. John N. Lauer, the Corporation’s Non-executive Chairman of the Board, expressed the Board’s and the Corporation’s thanks to Mr. Massy for his dedicated and loyal service to the Corporation.
(e)
Annual Cash Bonus Plan:
On February 14, 2007, the Compensation Committee of the Board of Directors of the Corporation informed the Board that it had set the management objectives of the Corporation under the Corporation’s Annual Cash Bonus Plan for 2007, providing for the payout of cash bonus compensation to executive officers of the Corporation (including Named Executive Officers) in 2008 based on the attainment by the Corporation of certain target levels of earnings per share in 2007.
2007-2009 Performance Share Awards:
Additionally, on February 14, 2007, the Compensation Committee informed the Board that it had approved performance share awards to executive officers of the Corporation (including Named Executive Officers) under the 1991 Executive Performance and Incentive Plan (as Amended and Restated as of February 15, 2006). Payouts of these awards will also be tied to management objectives based upon a comparison of the Corporation’s relative total shareholder return during the performance period against the average total shareholder return of a peer group of companies and the average total shareholder return of the S&P MidCap 400 Index. The form of 2007-2009 Performance Share Agreement is substantially similar to the form of the 2004-2006 Performance Share Agreement, which was previously disclosed as Exhibit 10.5 to Form 8-K, filed February 16, 2005 with the Securities and Exchange Commission.
Item 8.01 Other Events.
On February 14, 2007, the Board of Directors approved an increase in the Corporation’s share repurchase program by authorizing the repurchase of up to an additional two million shares of the Corporation’s outstanding common stock. A copy of the Corporation’s press release announcing the increase is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	News Release of Diebold, Incorporated dated February 14, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: February 21, 2007	By:	/s/ Michael R. Moore

Michael R. Moore Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	News Release of Diebold, Incorporated dated February 14, 2007.